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                                                                    Exhibit 23.9

                                    CONSENT

        The undersigned hereby consents to the reference to him in "Management's Discussion and Analysis--Consolidated Results of Operations of Cookies USA and its Wholly Owned Operating Subsidiaries" in the Prospectus constituting part of the Registration Statement on Form S-4 (File No. 333-67389) of Mrs. Fields' Original Cookies, Inc., The Mrs. Fields' Brand, Inc., Great American Cookie Company, Inc., Pretzelmaker Holdings, Inc. and Pretzel Time, Inc. As noted therein, references to the beliefs of "management" in the discussion under the above-referenced heading are to the beliefs of the undersigned prior to the acquisition of Great American Cookie Company, Inc. and Cookies USA, Inc. by Mrs. Fields' Original Cookies, Inc. and my review and input pertains only to the discussed in the above-referenced section of the Prospectus.

                                        /s/ David Barr


Date: May 3, 1999